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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  August 13, 1998

                 KENNETH COLE PRODUCTIONS, INC.
       (Exact name of registrant as specified in its charter)




             New York                 1-13082                    13-3131650
 (State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
          of incorporation)                                 Identification No.)



    152 West 57th Street, New York                                  10019
 (Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code: (212) 265-1500




















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Item 5:   Other Event

     On August 13, 1998, the Board of Directors of Kenneth
Cole Productions, Inc., (the "Company") authorized management to repurchase, from time to time, up to 500,000 shares of the Company's Common Stock in the open market or privately negotiated transactions.


     Reference is made to the Company's news release, dated
August 13, 1998, attached as an Exhibit hereto and incorporated herein by reference.


Item 7:   Financial Statements and Exhibits.

     (c) Exhibits:

     99.1:   News Release of Kenneth Cole Productions, Inc.,
dated August 13, 1998


































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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Kenneth Cole Productions, Inc.
                                        Registrant





August 18, 1998                      STANLEY A MAYER
                                 -------------------------
                         By:     STANLEY A. MAYER
                         Title:  EXECUTIVE VICE PRESDIENT AND CFO









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                        EXHIBIT INDEX


Exhibit No.          Description                                Sequentially
                                                                Numbered Page

99.1           News Release of Kenneth Cole Productions, Inc.        5
               dated August 13, 1998


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Exhibit 99.1
                              For Immediate Release:



From:    Kenneth Cole Productions, Inc. (NYSE:KCP)
         152 West 57th Street
         New York, NY  10019

Contact: Stanley A. Mayer
         Executive Vice President & Chief Financial Officer
         201-864-8080




       KENNETH COLE ANNOUNCES STOCK REPURCHASE PROGRAM



New York, NY - August 13, 1998 - The Board of Directors of Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that its Board of Directors has authorized management to repurchase, from time to time, up to 500,000 shares of the Company's common stock in the open market or privately negotiated transactions.

This action reflects the Board's belief that the Company's stock is significantly undervalued and demonstrates the Board's optimism in the Company's future and commitment to enhancing shareholder value.

Kenneth D. Cole, President and CEO stated, "As a lifestyle branded company we believe that our Company's stock, currently trading at about 10-11 times next years expected earnings, is significantly undervalued, particularly considering the current strength of our business and our brands."

Kenneth Cole Productions, Inc. designs and markets a broad range of premium quality footwear, handbags, apparel and accessory products for the fashion conscious consumer.